Exhibit 23(a) Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Lincoln Benefit Life Company (the "Company") on Form S-3 of our report dated February 5, 2003 relating to the financial statements and the related financial statement schedule of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in
Note 12) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, to its use in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Company), which is part of Registration Statement No. 333-109688 of Lincoln Benefit Life Variable Annuity Account (the "Account"), to the use of our report dated March 7, 2003 relating to the financial statements of the Account also appearing in such Statement of Additional Information and to the references to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois
December 19, 2003


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Exhibit 23(b) Consent of Attorneys




Christopher S. Petito                                               202-965-8152


                                                              December 24, 2003


Lincoln Benefit Life Company
Lincoln Benefit Life Centre
Lincoln, Nebraska 68501-0469

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Registration Statement No. 333-______ of Lincoln Benefit Life Company on Form S-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,

                               Jorden Burt LLP

                               /s/ Christopher S. Petito
                            By:----------------------------
                                   Christopher S. Petito